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                                                                    EXHIBIT 99.2

[LOGO]                                                 NEWS RELEASE


                                                       Cory T. Walker
March 6, 2002                                          Chief Financial Officer
                                                       (386) 239-7250




                      BROWN & BROWN, INC. ANNOUNCES PRICING
           OF COMMON STOCK OFFERING UNDER SHELF REGISTRATION STATEMENT

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced today the public offering of 5,000,000 shares of its common stock at a price to the public of $31.50 per share. Brown & Brown has also granted the underwriters of the offering an option to purchase up to an additional 750,000 shares of its common stock to cover any over-allotments of shares.

The shares are being offered pursuant to Brown & Brown's "universal shelf" registration statement that was previously filed and declared effective by the Securities and Exchange Commission. J.P. Morgan Securities Inc. and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., are acting as representatives of the underwriters for the offering.

Brown & Brown intends to use the net proceeds from the offering for acquisitions and for other general corporate purposes, including working capital and capital expenditures. Pending such uses, Brown & Brown expects to invest the proceeds in investment-grade debt securities.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the prospectus and the prospectus supplement relating to this offering may be obtained from the offices of J.P. Morgan Securities Inc., 277 Park Avenue, Floor Nine, New York, New York 10172; and SunTrust Robinson Humphrey, Equity Capital Markets, 3333 Peachtree Road, NE, 11th Floor,

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Atlanta, Georgia 30326. These documents are being filed with the Securities and
Exchange Commission and will be available over the Internet on the SEC's website at http://www.sec.gov.

Brown & Brown is the largest insurance agency and brokerage headquartered in the southeastern United States and the eighth largest in the country, based on 2000 total revenues. Brown & Brown markets and sells to its clients insurance products and services, primarily in the property and casualty area. Brown & Brown provides its clients with quality insurance contracts, as well as other targeted, customized risk management products. Brown & Brown's web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only Brown & Brown's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown's control. It is possible that Brown & Brown's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown's financial results, are contained in Brown & Brown's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the potential occurrence of a disaster that affects certain areas of the States of Arizona, Florida and/or New York, where significant portions of Brown & Brown's business are concentrated; and the performance of any newly acquired companies. All forward-looking statements included in this press release are made only as of the date of this press release, and Brown & Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.